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               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549




                            FORM 8-K



                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported):  May 11, 2004




                           Versar Inc.
________________________________________________________________
     (Exact Name of Registrant as Specified in its Charter)



      Delaware               1-9309              54-0852979
      ________               ______              __________
  (State or Other       (Commission File        (IRS Employer
   Jurisdiction)            Number)          Identification No.)



         6850 Versar Center, Springfield, Virginia 22151
         _______________________________________________
            (Address of Principal Executive Offices)



                         (703) 750-3000
                         ______________
      (Registrant's Telephone Number, Including Area Code)



                         Not Applicable
                         ______________
  (Former Name or Former Address, if Changed Since Last Report)



_______________________________________________________________


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Item 12.  Results of Operations and Financial Condition

     In accordance with SEC Release No. 33-8255, the following information is furnished.

     On May 10, 2004, Versar, Inc. announced via press release the Company's results for its third quarter ended March 31, 2004. A copy of the Company's press release is attached hereto as
Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

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                           SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                VERSAR, INC.





Date:  May 11, 2004             By   /S/ Lawrence W. Sinnott
                                  ________________________________
                                  Lawrence W. Sinnott
                                  Senior Vice President,
                                  Chief Financial Officer and
					    Treasurer (Principal Financial
                                  Officer)

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                          Exhibit 99.1


FOR IMMEDIATE RELEASE:                  Monday, May 10, 2004

     Versar Announces Fourth Consecutive Profitable Quarter
                And Record Total Contract Backlog

Springfield,  VA,  Monday, May 10, 2004 --  VERSAR,  Inc.  (Amex:
VSR) announced today that gross revenues for the third quarter of fiscal year 2004 were $15,130,000, an increase of 13% over that reported in same period of fiscal year 2003 and the Company's fourth consecutive profitable quarter. The increase in gross revenue is due to higher subcontracted mold remediation work. Net income for the third quarter of fiscal year 2004 was $21,000 versus  a  loss of $455,000 in the third quarter of  fiscal  year
2003. Net income for the first three quarters of fiscal year 2004 was $730,000 versus a loss of $1,527,000 for the first three quarters of fiscal year 2003.

Dr. Ted Prociv, President and CEO of VERSAR said, "I am pleased with the third quarter's results as it is historically the Company's most difficult quarter. Even though we encountered unanticipated contract delays and lower levels of chemical surety work, we were able to remain profitable."

Dr. Prociv also said, "I believe our future revenue and earnings prospects have significantly improved. Our cost structure is in balance with our business volume and our new orders have exceeded our year to date revenues by 43%. With our recent contract awards, VERSAR now has a funded contract backlog of $50 million and our total contract funding capacity exceeds $350 million, which is the highest level in the Company's history. With our improved backlog, based on information we have now, I believe VERSAR will have a strong fourth quarter."

VERSAR, INC., headquartered in Springfield, VA, is a publicly held professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization. VERSAR operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; and a B2B portal for homeland defense products and services, http://www.nbcprotect.com and http://www.dtaps.com.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2003.


Contact:                 	James Dobbs (703) 642-6712
                         	Senior Vice President
                         	Email: jdobbs@versar.com

Investor Relations Contact:   Andrew J. Kaplan (732) 747-0702
                         	Barry Kaplan Associates
                         	623 River Road
                         	Fair Haven, NJ  07704
                         	Email: smallkap@aol.com

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                     VERSAR, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
         (Unaudited - in thousands, except per share amounts)

                             For the Three-Month     For the Nine-Month
                           Periods Ended March 31, Periods Ended March 31,
                           _______________________ _______________________
                              2004         2003        2004        2003
                           ___________ ___________ ___________ ___________

GROSS REVENUE              $   15,130  $   13,366  $   43,023  $   42,678
Purchased services and
  materials, at cost            6,683       4,523      18,094      16,540
                           ___________ ___________ ___________ ___________

NET SERVICE REVENUE             8,447       8,843      24,929      26,138
Direct costs of services
  and overhead                  6,956       7,314      19,877      21,167
Selling, general and
  administrative expenses       1,427       1,415       4,192       4,473
Non-recurring charge              ---         ---         ---         800
                           ___________ ___________ ___________ ___________

OPERATING INCOME (LOSS)            64         114         860        (302)

OTHER EXPENSE
Interest expense                   43          46         130         121
                           ___________ ___________ ___________ ___________

INCOME (LOSS) BEFORE TAX           21          68         730        (423)

Income tax expense                ---         523         ---       1,104
                           ___________ ___________ ___________ ___________

NET INCOME (LOSS)          $       21  $     (455) $      730  $   (1,527)
                           =========== =========== =========== ===========

NET INCOME (LOSS) PER
  SHARE - BASIC            $      ---  $    (0.06) $     0.10  $    (0.21)
                           =========== =========== =========== ===========

NET INCOME (LOSS) PER
  SHARE - DILUTED          $      ---  $    (0.06) $     0.10  $    (0.21)
                           =========== =========== =========== ===========

WEIGHTED AVERAGE NUMBER
  OF SHARES OUTSTANDING -
  BASIC                         7,304       7,227       7,275       7,227
                           =========== =========== =========== ===========

WEIGHTED AVERAGE NUMBER
  OF SHARES OUTSTANDING -
  DILUTED                       7,737       7,227       7,583       7,227
                           =========== =========== =========== ===========



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